EXHIBIT 99.10
Citigroup Inc.
SGD 230,000,000 3.83% Notes due March 2014
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Singapore Dollars (“SGD”).
3.	Aggregate Nominal Amount:	SGD 230,000,000.
4.	Issue Price:	99.9130435% of the Aggregate Nominal Amount.
5.	Specified Denominations:	SGD 250,000.
6.	Issue Date:	18 March 2004.
7.	Maturity Date:	18 March 2014.
8.	Interest Basis:	Fixed Rate.
9.	Redemption/Payment Basis:	Par.
10.	Status of the Notes:	Senior.
11.	Listing:	Singapore Exchange Securities Trading Limited (“SGX-ST”).
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	3.83% per annum payable annually in arrears.
	(ii) Interest Payment Dates:	18 March in each year.
	(iii) Day Count Fraction:	Actual/365 (Fixed)
	(iv) Business Day Convention	Modified Following Business Day with adjustment
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par.
14.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes:
16.	Additional Financial Centers relating to Payment Dates:	Singapore, New York and London.
DISTRIBUTION
17.	TEFRA:	D Rules are applicable.

OPERATIONAL INFORMATION
18.	ISIN Code:	XS0188201296.
19.	Common Code:	018820129.